UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: March 10, 2026

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9015 Town Center Parkway, Suite 143 Lakewood Ranch, Florida	34202
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGEN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. OTHER INFORMATION.

On March 10, 2026, Oragenics, Inc. (the “Company”) issued a press release announcing that it had received final Human Research Ethics Committee (HREC) approval in Australia to commence the Company’s Phase IIa clinical trial evaluating the Company’s lead drug candidate, ONP-002, for the treatment of concussion and mild traumatic brain injury (mTBI).

On March 11, 2026, the Company issued a press release announcing that the Company is exploring discussions with third parties regarding the potential acquisition of additional assets in the central nervous system (CNS) space.

On March 12, 2026, the Company intends to issue a press release announcing today announced it has completed the first site initiation visit (SIV) for its Phase IIa clinical trial of ONP-002 in Australia.

A copy of each of the Press Releases is attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 10, 2026.

99.2	Press Release dated March 11, 2026.

99.3	Press Release dated March 12, 2026.

104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 11th day of March 2026.

ORAGENICS, INC.
(Registrant)

BY:	/s/ Janet Huffman
Janet Huffman Chief Executive Officer